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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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International Rectifier Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL RECTIFIER CORPORATION 233 Kansas Street, El Segundo, CA 90245 (310) 726-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 19, 2001

    You are invited to our Annual Meeting of Stockholders on Monday, November 19, 2001 at 10 o'clock a.m. Pacific Standard Time at our HEXFET America facility at 41915 Business Park Drive, Temecula, California.

    At the meeting you will be asked to consider and act upon the following business:

  1.
  Election of two directors.

  2.
  Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company to serve for fiscal year 2002.

  3.
  Such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on September 21, 2001 as the record date for determining those Stockholders who will be entitled to vote at the meeting.

    By order of the Board of Directors

                      Gerald A. Koris
                      Secretary

October 12, 2001

IMPORTANT: Please fill in date, sign and mail promptly the enclosed proxy, in the post-paid envelope provided, to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your proxy.

PROXY STATEMENT

GENERAL

    The accompanying Proxy is solicited by the Board of Directors of International Rectifier Corporation ("Company") for use at the Annual Meeting of Stockholders to be held on November 19, 2001 and any adjournments. The close of business on September 21, 2001 has been fixed as the record date for determining Stockholders entitled to notice of and to vote at the meeting. As of September 21, 2001, there were 63,274,803 shares issued and outstanding of $1.00 par value common stock of the Company ("Common Stock"), the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote; there is no cumulative voting. This Proxy Statement and the accompanying Proxy will be first mailed to Stockholders on or about October 12, 2001.

    Any Stockholder who gives a proxy has the power to revoke it at any time before it is exercised. A Stockholder may revoke a proxy by delivery of written notice of revocation to the Secretary of the Company prior to commencement of the Annual Meeting. Stockholders attending the Annual Meeting may vote their shares in person even if they previously returned a proxy. The Company will bear the cost of solicitation of proxies.

    Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The required quorum is a majority of the shares entitled to vote at the meeting. Abstentions will be counted as votes cast and have the same effect as a vote against a proposal. In the election of directors, shares represented by proxies marked to "withhold" authority will not be voted for the applicable director or directors. Broker non-votes on a matter are not treated as entitled to vote. Proxies will be voted as instructed; executed unmarked proxies will be voted FOR the applicable item and WITH AUTHORITY to vote in the election of directors.

SECURITY OWNERSHIP

    The following table shows, as of September 21, 2001, the beneficial ownership of Common Stock by owners of more than five percent of Common Stock, by each director or nominee, by each Named Executive Officer (as defined in the "Executive Compensation" Section below), and by all directors and executive officers as a group.

Name and Address	Amount Beneficially Owned		Percent of Class
FMR Corp 82 Devonshire Street Boston, MA 02109-3614	8,663,815		13.8%
Eric Lidow	2,273,496	(2)(3)(4)	3.6%
Alexander Lidow	1,837,589	(1)(2)(4)(5)	2.9%
Nabeel K. Gareeb	133,996	(4)	*
Robert M. Grant	98,608	(4)(5)(6)	*
George Krsek	28,500	(4)	*
Minoru Matsuda	46,000	(4)	*
Michael P. McGee	83,763	(4)(5)	*
Robert J. Mueller	114,400	(4)	*
James D. Plummer	48,000	(4)	*
Jack O. Vance	101,900	(4)	*
Rochus E. Vogt	96,000	(4)	*
All Directors and executive officers as a Group (11) persons	4,862,252		7.7%

*
Less than 1%
(1)
Includes 93,178 shares held by members of Alexander Lidow's immediate family, in which he disclaims any beneficial ownership.
(2)
In addition, 1,104,113 shares are held by members of the Lidow family, other than Messrs. Eric Lidow and Alexander Lidow (and his immediate family). The Messrs. Lidow disclaim any beneficial ownership in any such shares. Of these shares, Derek B. Lidow owns 214,244 shares, has options to purchase 732,000 shares of common stock subject to options exercisable under the Company's stock option plans within sixty days of the record date, and 3,836 shares of underlying units of common stock under the Company's 401(k) plan. The 5,215,198 shares beneficially owned by members of the Lidow family constitute 8.2% of the shares outstanding. In addition, the Lidow Foundation, of which the Messrs. Eric and Alexander Lidow are directors, owns 129,879 shares; the Messrs. Lidow disclaim any beneficial ownership in such shares.
(3)
Includes 1,556,296 shares owned by the Lidow Family Trust, Eric Lidow and Elizabeth Lidow, trustees.
(4)
Amounts include an aggregate of 1,726,855 shares of common stock subject to options exercisable under the Company's stock option plans by the executive officers and directors within 60 days of the record date as follows: Eric Lidow—617,200; Alexander Lidow—585,800; Nabeel K. Gareeb—60,228; Robert M. Grant and his spouse, a Company employee—77,827; George Krsek—28,000; Minoru Matsuda—46,000; Michael P. McGee—69,400; Robert J. Mueller—94,400; James D. Plummer—48,000; Jack O. Vance—51,000; Rochus E. Vogt—49,000.
(5)
Amounts include an aggregate of 7,549 shares of underlying units of common stock under the Company's 401(k) Plan as follows: Alexander Lidow—45; Michael P. McGee—4,651; and Robert M. Grant and his spouse, a Company employee—2,853.
(6)
Includes 2,271 shares owned by Robert M. Grant's spouse.

The business address of each director and Named Executive Officer is 233 Kansas Street, El Segundo, CA 90245.

ELECTION OF DIRECTORS
(Proposal 1)

    There are eight directors on the Company's Board of Directors. The directors are divided into three classes, and the directors in each class serve three-year terms expiring in successive years. At the 2001 Annual Meeting, the term of office of the directors in Class One expires. Two directors are to be elected with terms expiring upon the election and qualification of their successors at the 2004 Annual Meeting of Stockholders.

    The Board of Directors will vote Proxies received for the election of the nominees for directors named below, unless authority to do so is withheld. Messrs. George Krsek and Jack O. Vance, the nominees, are presently directors of the Company. It is not contemplated that any nominee will be unable to serve as a director, but if that contingency should occur prior to the Annual Meeting, the holders of Proxies reserve the right to substitute and vote for another person of their choice.

    The affirmative vote of holders of a majority of shares of Common Stock represented at the meeting in person or by Proxy is required to elect any nominee for director.

Nominees for Directors:

    The following persons are nominees for directors with terms expiring at the annual meeting in 2004.

Name	Age	Principal Occupation	Director Since
CLASS ONE TERM ENDING 2004
George Krsek	80	Chairman of the Board and President, Konec, Inc., a management consulting firm	1979
Jack O. Vance (1)	76	Managing Director, Management Research, a management consulting firm	1988

Remaining Directors:

    The remaining directors have terms expiring at the annual meeting in the years indicated.

CLASS TWO TERM ENDING 2002
Rochus E. Vogt	71	R. Stanton Avery Distinguished Service Professor and Professor of Physics, California Institute of Technology	1984
Robert J. Mueller	72	Executive Vice President of the Company for External Affairs and Business Development	1990
Alexander Lidow (2)	46	Chief Executive Officer of the Company	1994

Name	Age	Principal Occupation	Director Since
CLASS THREE TERM ENDING 2003
Eric Lidow	88	Chairman of the Board of the Company	1947
James D. Plummer	56	Dean of the School of Engineering, Professor of Electrical Engineering, Stanford University	1994
Minoru Matsuda	64	Professor, Kanazawa Institute of Technology, Ishikawa, Japan	1997

(1)
Dr. Vance is also a director of The Olson Company, King's Seafood Company, First Consulting Group, Molina Health Care, Mathers-Gabelli Fund, LLC, and Hankin & Co. He was formerly a managing director of the Los Angeles office of McKinsey & Co., Inc., a management consulting firm.

(2)
Alexander Lidow is the son of Eric Lidow. Dr. Lidow is on the Board of Trustees of the California Institute of Technology.

    The above named directors have held their respective employment positions during the past five years except for George Krsek and Minoru Matsuda. In August 1994, Dr. Krsek became Managing Member of Konec, L.L.C., a management consulting company; and in December 1997, Konec, L.L.C. became Konec, Inc. and Dr. Krsek became the President and Chairman of its Board. Mr. Matsuda was employed by Hitachi Ltd. from 1960 to March 1997, his last position being Senior Counsel-Intellectual Property. Since April 1997, Mr. Matsuda has been a professor at Kanazawa Institute of Technology in Japan.

Committees and Meetings of the Board of Directors

    The Company's Board of Directors has Audit, Compensation and Stock Option, and Executive committees, but not a Nominating Committee. The Board of Directors met four times during the fiscal year. No director attended fewer than 75% of meetings of the Board of Directors and of each committee on which he served during the fiscal year.

    The Compensation and Stock Option Committee ("Compensation Committee") has the responsibility for setting executive officer compensation and for granting stock incentives to employees. (See "Compensation Committee Report" below). It currently consists of Drs. Vance and Vogt, each of whom is a director, but not an officer or employee, of the Company ("Non-Employee Director"). The Compensation Committee met seven times during the fiscal year.

    The Audit Committee reviews the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations. It currently consists of Messrs. Krsek, Matsuda and Plummer, each of whom is a Non-Employee Director. The Audit Committee met three times during fiscal year 2001. (See the "Audit Committee Report" below.)

    The Executive Committee exercises many of the powers of the Board in managing the business affairs of the Company and in addition it monitors and advises the Board on strategic business and financial planning for the Company. It consists of Messrs. E. Lidow, A. Lidow, Mueller, Plummer and Vance. The Executive Committee met four times during the fiscal year.

    Non-Employee Directors receive fees of $35,000 per annum for participation on the Board and its Committees. Drs. Plummer and Vance receive an additional $3,000 for each meeting of the Executive Committee attended. Under the Company's Amended and Restated Stock Incentive Plan of 1992 ("1992 Plan"), Non-Employee Directors are automatically granted 10-year stock options to purchase 5,000 shares of Common Stock, at fair market value on the date of grant, on each January 1st during the term of the 1992 Plan. Each Non-Employee Director was granted an option to purchase 40,000 shares of Common Stock in 1994 or at the time of his election to the Board if elected after 1994. Non-Employee Directors are also eligible to receive discretionary option grants under the 2000 Stock Incentive Plan ("2000 Plan"). On February 20, 2001, each Non-Employee Director was granted by the Board an option to purchase 5,000 shares of Common Stock at an exercise price of $43.84 per share, the fair market value on date of grant. These options will expire February 19, 2011, unless earlier terminated.

    The options granted to Non-Employee Directors under the 1992 Plan and the 2000 Plan generally become vested and exercisable at the rate of 20% per year commencing no later than the first anniversary of the grant. Unless the Board provides otherwise, upon (i) voluntary resignation or retirement after five consecutive years of service on the Board, (ii) death, or (iii) a change in control event (as defined in the 1992 Plan or the 2000 Plan), vesting accelerates on options held for more than six months so that the option is fully exercisable. Some of such vested options remain exercisable until the earlier of (a) three years from the date of termination of services or death, or (b) expiration of the term of the option. Other such vested options remain exercisable until the earlier of (a) one year from the date of termination of services or death, or (b) expiration of the term of the option. In the event of the total disability of a Non-Employee Director, under the 2000 Plan, such disability is treated in the same manner as death, and under the 1992 Plan, any options that are then exercisable may be exercised until the earlier of three months from the date of such total disability or the expiration of the term of the option.

EXECUTIVE COMPENSATION

    The following table and accompanying notes summarize the aggregate compensation, including stock option grants, for each of the last three fiscal years awarded to the Chief Executive Officer and the other four highest paid executive officers of the Company ("Named Executive Officers").

Summary Compensation Table—Annual Compensation

					Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)
Eric Lidow (3) Chairman of the Board	2001 2000 1999	670,450 677,289 639,700	— — —	— — —	100,000 330,000 137,000	7,200 25,126 6,596,663	(4) (4) (5)
Alexander Lidow Chief Executive Officer	2001 2000 1999	700,000 700,216 352,200	— 1,200,000 100,000	— — —	220,000 — 301,000	15,085 — —	(4)
Robert J. Mueller Executive Vice President, External Affairs and Business Development	2001 2000 1999	379,000 351,695 329,400	— — —	— — —	25,000 40,000 67,000	11,524 13,649 5,601	(4) (4) (4)
Michael P. McGee Executive Vice President, Chief Financial Officer	2001 2000 1999	300,000 271,796 252,354	— 1,000,000 —	— — —	75,000 115,000 67,000	9,966 10,208 6,649	(4) (4) (4)
Nabeel K. Gareeb(6) Chief Operating Officer	2001 2000 1999	375,000 323,451	438,875 380,026	— —	200,000 100,000	6,720 —	(4)
Robert M. Grant(7) Executive Vice President, Corporate Marketing, eCommerce and Investor Relations	2001 2000 1999	300,000	165,643	—	100,000	19,429	(4)

(1)
Eric Lidow and Alexander Lidow's respective base salaries for 2001 were unchanged. Differing amounts reflect difference in pay periods.
(2)
Includes perquisites or other personal benefits, the amount of which in the aggregate does not exceed the lesser of $50,000 or 10% of the reported annual salary and bonus of the executive officer for any year.
(3)
The Company has an executive agreement with Eric Lidow. (See "Executive Agreement" below).
(4)
Includes an automobile allowance granted to key employees, except to Robert J. Mueller who receives a Company car in lieu of an automobile allowance, and a cash payment for vacation hours that were accumulated beyond 240 hours at the end of the calendar year, pursuant to Company vacation policy.
(5)
Pension trust payout in fiscal 1999. (See "Executive Agreement" below).
(6)
Mr. Gareeb was elected an Executive Vice President on November 22, 1999 and Chief Operating Officer on July 3, 2000.
(7)
Mr. Grant was elected an Executive Vice President, Corporate Marketing, eCommerce and Investor Relations on July 3, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table and accompanying notes summarize options granted to each Named Executive Officer of the Company in fiscal 2001 and projects potential realizable gains at hypothetical assumed annual compound rates of appreciation. All options granted in fiscal 2001 to each Named Executive Officer were non-qualified stock options under the 1992 Plan or the 2000 Plan.

		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Options Granted (#)(1)		Exercise Price ($/Sh)	Expiration Date(2)
					5% ($)	10% ($)
Eric Lidow	100,000	3.2%	63.88	8/28/10	4,017,379	10,180,827
Alexander Lidow (4)	220,000	7.1%	63.88	8/28/10	8,838,234	22,397,819
Robert J. Mueller	25,000	0.8%	63.88	8/28/10	1,004,345	2,545,207
Michael P. McGee	50,000	1.6%	63.88	8/28/10	2,008,689	5,090,413
	25,000	0.8%	59.35	6/10/11	933,122	2,364,715
Nabeel K. Gareeb	50,000	1.6%	63.88	8/28/10	2,008,689	3,194,000
	100,000	3.2%	37.19	11/19/10	2,338,859	5,927,128
	50,000	1.6%	59.35	6/10/11	1,866,245	4,729,431
Robert M. Grant	25,000	0.8%	63.88	8/28/10	1,004,345	2,545,207
	25,000	0.8%	37.19	11/19/10	584,715	1,481,782
	25,000	0.8%	43.84	2/19/11	689,269	1,746,742
	25,000	0.8%	59.35	6/10/11	933,122	2,364,715
In addition, 2,385,455 options were granted to other employees of the Company under its stock option plans during this period.

(1)
Options were granted as ten-year options at market price and become exercisable at a rate of 20% per year commencing on the first anniversary of the date of grant. Options under the 1992 Plan and the 2000 Plan may be exercised for specified periods of time following the resignation, retirement or other termination of employment (including death or disability) with the Company or its subsidiaries, or as a result of a Change In Control of the Company (as defined in the 1992 Plan and 2000 Plan respectively). The 1992 Plan and the 2000 Plan also permit the Compensation Committee, which administers the 1992 Plan and the 2000 Plan, to accelerate, extend or otherwise modify benefits payable under the applicable awards in various circumstances, including a termination of employment or certain reorganizations as defined in their respective plans. Under the 1992 Plan and 2000 Plan, if there is a change in control of the Company, reorganization or other event, the vesting of the options and other benefits accelerates unless the Committee otherwise provides.

(2)
Subject to earlier termination in certain events related to termination of employment.

(3)
These values are solely the mathematical results of hypothetical assumed appreciation of the market value of the underlying shares at an annual rate of 5% and 10% over the full ten-year term of the options, less the exercise price. Actual gains, if any, will depend on future stock market performance of the Common Stock, market factors and conditions, and each optionee's continued employment through the applicable vesting periods. The Company makes no prediction as to the future value of these options or of its Common Stock, and these values are provided solely as examples required by the SEC proxy reporting rules.

(4)
See "CEO Compensation" below.

Options

    The following table shows for each of the Named Executive Officers the shares acquired on exercise of options in fiscal 2001 and certain required information regarding outstanding options held by them at the end of fiscal 2001.

OPTION EXERCISES AND YEAR-END VALUE TABLE
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value

				Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Eric Lidow	—	—		499,200	510,800	9,541,620	5,207,505
Alexander Lidow	—	—		467,600	467,400	9,526,210	5,205,540
Robert J. Mueller	30,000	1,597,500	(3)	52,000	121,200	685,950	2,065,870
	26,800	1,482,576	(4)
	32,000	1,382,240	(4)
Michael P. McGee	4,000	126,750	(5)	10,000	268,200	—	3,134,695
	3,000	116,250	(5)
	8,000	285,000	(5)
	5,000	206,875	(5)
	15,000	513,750	(5)
	9,000	372,375	(5)
	13,400	639,850	(5)
	13,000	557,375	(5)
Nabeel K. Gareeb	800	22,504	(6)	16,612	317,632	243,422	1,865,359
	3,200	63,016	(6)
	4,848	87,894	(6)
	1,200	27,306	(6)
	9,000	163,733	(6)
	1,848	26,574	(6)
	3,000	57,578	(6)
	10,000	215,675	(6)
	6,000	129,030	(6)
	6,000	164,280	(6)
	4,000	118,520	(6)
	1,000	28,880	(6)
	5,000	115,025	(6)
	5,000	90,963	(6)
	5,000	108,138	(7)
	5,000	74,700	(7)
Robert M. Grant	—	—		59,184	219,086	889,221	1,057,755

(1)
The exercisability of options may be accelerated upon a "Change in Control" as defined in the relevant plan or award agreement.

(2)
Based on market value of $34.10 at the end of fiscal 2001, minus the exercise price of "in-the-money" options. The exercise price of outstanding options ranges from $6.00 to $63.88. These options are subject to the same terms and conditions as options granted to other employees under the Company's current stock option plans, including 20% annual vesting, acceleration and/or adjustments upon a change in control or reorganization and expiration at or following termination of employment.

(3)
Based on market value of $60.75 on the date of exercise.

(4)
Based on market value of $63.07 on the date of exercise.

(5)
Based on market value of $55.50 on the date of exercise.

(6)
Based on market value of $35.63 on the date of exercise.

(7)
Based on market value of $35.69 on the date of exercise.

Executive Agreement

    The Company entered into an executive agreement with Eric Lidow, the Company's Chairman, dated May 15, 1991. The agreement set Mr. Lidow's annual salary at $500,000, granted the Board discretion to increase his salary and to pay him bonuses, and established a pension. Based upon actuarial assumptions established by PricewaterhouseCoopers LLP, the Company funded a trust to cover its liability under the pension. Mr. Lidow's salary was increased in May 1992 to $550,000, in August 1994 to $632,500 and in July 1999 to $670,450. Mr. Lidow was not awarded a bonus in fiscal 2001. The agreement may be terminated by either party upon 90 days written notice.

    In fiscal 1998, the agreement was amended to cancel all of the Company's obligations with respect to the pension in consideration of the Company's directing that the corpus of the trust of $8,096,663 be distributed to Mr. Lidow. The distribution was made in several installments, $6,596,663 in fiscal 1999 and $1,500,000 in fiscal 1998.

Transactions with Directors and Management

    In May 1999, the Company announced and implemented a single chief executive management structure and entered into an agreement with Derek B. Lidow ("Agreement"), which provided for Dr. Lidow's resignation as Chief Executive Officer and as an employee of the Company. The Agreement, in part, called for Dr. Lidow to provide consulting services to the Company through June 15, 2001, for which he was compensated $100,000 per quarter plus associated expenses. Dr. Lidow resigned from the Company's Board effective November 21, 2000.

    See "Executive Agreement" above for a discussion of transactions with Eric Lidow.

    The following information contained under the captions "Compensation Committee Report", "Audit Committee Report" and "Stock Price Performance" shall not be deemed "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 in the absence of specific reference to such captions and information.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee determines the compensation of the executive officers, including the Named Executive Officers listed in the summary compensation table. (See "Executive Compensation" above). The Compensation Committee also reviews (but does not set) the salaries of all other employees having annual compensation of $150,000 or more. Salaries for those positions are determined by the Chief Executive Officer ("CEO").

Compensation Program

    The Company's executive compensation program consists of base salaries, annual bonus opportunity, and long-term incentives in the form of stock options. The Compensation Committee's policy generally is to set base salaries near the median of the competitive range for similar positions in technology and semiconductor companies based on information of a broad range of such companies obtained from an annual independent survey of executive compensation. The Committee rewards outstanding performance with the opportunity to earn above average total compensation through annual bonuses and stock option grants. Each of the compensation elements is described in more detail below.

Base Salaries

    Base salaries and bonuses for fiscal 2001 of the Named Executive Officers are listed above under "Executive Compensation" and are targeted at median competitive levels (except for the CEO and Chairman which are targeted at approximately the 75th percentile of recent salary levels). (See "CEO Compensation" below and "Executive Agreement" above.) On September 28, 2000, the Committee approved base salary increases of 8 - 10% for those Named Executive Officers who were given increases.

Annual Bonus

    Nabeel K. Gareeb and Robert M. Grant received bonuses based on achievement of certain performance targets under bonus plans in effect for the business units that each directs. Mr. Grant also received a performance bonus pursuant to an incentive compensation award plan for the eCommerce business unit, which he directs. This bonus was awarded for the achievement of the first milestone of the Company's eCommerce strategy, and was determined under a formula based on achievement of pre-determined standard margin levels.

Long-Term Incentives

    Long-term incentives are intended to reward for Company performance longer than one year. The Compensation Committee has determined that stock options are an effective incentive to reward for sustained long-term growth in total shareholder return as reflected in the Company's stock price. Stock options are granted at exercise prices that are not less than fair market value on the date of grant. Outstanding options become exercisable at a rate of 20% per year commencing on the first anniversary of the date of grant and expire 10 years after the date of grant. To determine option grants for fiscal year 2001 performance, the Compensation Committee considered peer company option values based on the Black-Scholes valuation model, individual and Company performance, and recommendations from the CEO. On July 3, 2001, the Compensation Committee granted stock options at the market price to Robert M. Grant in the amount of 7,296 shares. In addition, also on July 3, 2001, the Compensation Committee granted a restricted stock unit award to Mr. Grant, pursuant to an incentive compensation award plan for the eCommerce business unit of the Company (see "Annual Bonus" above), in the amount of 2,758 shares; such shares are automatically granted to Mr. Grant upon vesting, with no exercise or purchase by Mr. Grant. On August 22, 2001, the Compensation Committee granted stock options at fair market value in the following amounts to the Named Executive Officers: Eric Lidow—100,000 shares; Alexander Lidow—150,000 shares; Michael P. McGee—65,000 shares; Nabeel K. Gareeb—100,000 shares; and Robert M. Grant—65,000 shares. Except to Mr. Grant, no awards of restricted stock units have been made to the Named Executive Officers to date.

CEO Compensation

    No adjustment to Alexander Lidow's base compensation was made in fiscal year 2001. Dr. Lidow's base salary reflects approximately the 75th percentile of recent salaries of CEOs of peer semiconductor companies. He did not receive a bonus. At the August 22, 2001 meeting, the Committee granted him 150,000 options at fair market value based on its evaluation of the Company and his individual performance. A substantial part of his total compensation package is made up of stock options which further enhances an alignment of compensation with shareholder interests. The Company does not have an employment contract with Dr. Lidow.

Policy on 162(m)

    The Company has not adopted any formal policy with respect to Section 162(m) of the Internal Revenue Code of 1986. However, the Compensation Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions which would result in non-deductibility. The Board has on occasion made decisions resulting in non-deductible compensation. For fiscal year 2001, the Committee structured certain annual bonus opportunities for executive officers as performance awards under Section 162(m) in an effort to preserve deductibility under the cash feature of the 2000 Plan. Certain information that may be a material term of a performance goal is not disclosed to the stockholders because the Compensation Committee has determined that such information is confidential commercial or business information, the disclosure of which would adversely affect the Company.

Jack O. Vance (Chairman) Rochus E. Vogt

AUDIT COMMITTEE REPORT

    The Company's Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors on June 14, 2000 (see Appendix A). The members of the Audit Committee are Messrs. Krsek, Plummer and Matsuda. The Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed these statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Company's independent accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent accountants that firm's independence.

    Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission.

George Krsek (Chairman) Minoru Matsuda James D. Plummer

STOCK PRICE PERFORMANCE

    The following graphs compare the Company's cumulative stockholder return on its Common Stock (i.e. change in stock price plus reinvestment of dividends) measured against the cumulative total return of the Standard and Poor's 500 Stock Index and Standard and Poor's Technology 500 Index (formerly named "High Tech") peer group. The stock price performance shown in these graphs, which assumes $100 was invested on June 30, 1996 and June 30, 2000, respectively, is not necessarily indicative of and not intended to suggest future stock price performance.

Comparison of Five-Year Cumulative Total Return

Comparison of One-Year Total Return

150
100
50
0
-50
-100
Dollars
S&P 500
The Company
Technology 500
Jun00
Jun01
Fiscal Years

	June 30	
	2000	2001
The Company	100	–39.11
S&P 500	100	–14.83
Technology 500	100	–50.79

ACCOUNTANTS' FEES

PricewaterhouseCoopers LLP:

Audit Fees for fiscal year 2001:	$659,900
Financial Information Systems Design and Implementation Fees:	$0
All other Fees for services rendered during fiscal year 2001:	$621,500

    The Audit Committee determined that PricewaterhouseCoopers LLP's provision of services for all non-audit fees in fiscal year 2001 is compatible with maintaining PricewaterhouseCoopers' independence.

INDEPENDENT ACCOUNTANTS
(Proposal 2)

    The Board of Directors, on the recommendation of the Audit Committee, proposes that PricewaterhouseCoopers LLP, independent auditors, be appointed as independent auditors of the Company to serve for fiscal year 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions. This firm has been auditors of the Company for many years.

    Although this appointment is not required to be submitted to a vote of the Stockholders, the Board believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the shares represented either in person or by proxy at the Annual Meeting, the Board will consider the selection of another independent auditor.

    The Board of Directors recommends a vote FOR this proposal.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors, and holders of more than 10% of a company's registered class of equity securities file reports of their ownership of such securities with the SEC. Based on a review of these reports, the Company believes that its reporting persons complied with all applicable filing requirements during the last fiscal year.

STOCKHOLDER PROPOSALS FOR 2002

    The 2002 Annual Meeting of Stockholders is presently expected to be held on or about November 25, 2002. To be considered for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting, proposals of stockholders intended to be presented at the meeting must be received by the Corporate Secretary at the Company's office at 233 Kansas Street, El Segundo, California 90245 no later than June 10, 2002.

    A stockholder may wish to have a proposal presented at the 2002 Annual Meeting of Stockholders, but not to have such proposal included in the Company's Proxy Statement for the meeting. If notice of the proposal is not received by the Company at the address above at least 30 days and not more than 90 days before the meeting, then the proposal will be deemed untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934, and the persons entitled to vote proxies solicited by the Board for that meeting generally will have the right to exercise discretionary voting authority with respect to the proposal.

    The Company's Bylaws currently provide that for business to be properly brought before any annual meeting by a stockholder, the stockholder must be a stockholder of record entitled to vote at the meeting who has given prior notice in writing to the Corporate Secretary. The notice must be delivered to or mailed and received at the principal executive office of the Company not less than 30 days nor more than 90 days before the meeting. The Company's Bylaws require that the notice include:

  •
  a brief description of the business desired to be brought before the meeting, and, as to a proposed charter or bylaw amendment, the language of the proposed amendment,

  •
  the name and address of the stockholder proposing such business, and the class and number of shares of stock of the Company owned by the stockholder, and

  •
  any material personal interest of the stockholder in such business.

    If these advance notice provisions are amended, the Company's Bylaws will be filed with the next Form 10-Q or 10-K filed.

    In addition, the Bylaws include provisions for submitting director nominations. To properly nominate a candidate, a stockholder generally must give notice in writing as provided above not less than 30 days nor more than 90 days prior to the meeting. The stockholder's notice must set forth:

    as to each proposed nominee:

  •
  the name, age, business address and residence address, and the principal occupation of employment,

  •
  the class and number of shares of stock of the Company beneficially owned, and

  •
  any other information that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, and as to the stockholder giving the notice:

  •
  the name and address of such stockholder,

  •
  the class and number of shares of stock of the Company beneficially owned, and

  •
  such other information as may be reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the Company.

MISCELLANEOUS

    Management does not know of any business to be presented other than the matters set forth in the Notice of Meeting. However, if other matters properly come before the meeting, the Board, as proxies, intends to vote in accordance with their best judgment on such matters.

    The expense of preparing, assembling, printing and mailing the Proxies and the material used in the solicitation of Proxies will be borne by the Company. The Company contemplates that Proxies will be solicited principally through the use of the mails, but the officers and regular employees of the Company (who receive no additional compensation) may solicit Proxies personally, by telephone, facsimile or by special letter. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

    A copy of the Annual Report of the Company for the year ended June 30, 2001, including financial statements for the year then ended, is being transmitted with these proxy materials. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material.

    Stockholders may obtain without charge copies of the Company's Annual Report and Form 10-K by writing to: International Rectifier Corporation, Corporate Finance Department, 233 Kansas Street, El Segundo, CA 90245.

By Order of the Board of Directors
Gerald A. Koris Secretary

October 12, 2001

Appendix A

AUDIT COMMITTEE CHARTER

1.  FORMATION. The Board of Directors ("Board") of International Rectifier Corporation, a Delaware corporation ("Company") has established the Audit Committee ("Committee") pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article III, Section 15 of the Company's Bylaws.

2.  STATEMENT OF PURPOSE. The Committee will assist the Board in fulfilling the Board's financial oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Company's business, operations, and risks.

The Committee is not responsible for planning or conducting audits or determining that the Company's financial statements are accurate and are in accordance with generally accepted accounting principles. This duty is the responsibility of management and the external auditors, who are ultimately accountable to the Board and the Committee. Likewise, it is not the duty of the Committee independently to verify information presented to it, unless special circumstances require independent verification. The statement of responsibilities below is in all respects qualified by this limitation.

3.  COMPOSITION AND QUALIFICATIONS. The Committee shall be comprised of not fewer than three members of the Company's Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. One of the members of the Committee shall be designated by the Board as the chairperson ("Chairperson") of the Committee. The Board shall appoint the members of the Committee to serve until their successors have been duly designated. Members of the Committee may be removed by the Board for any reason and at any time. Vacancies on the Committee shall be filled by the Board. The members of the Committee shall meet the standards of independence and other qualifications as required by the New York Stock Exchange.

4.  OVERSIGHT RESPONSIBILITIES. The Committee shall have responsibilities in the following areas:

    (a)
    INTERNAL CONTROLS

      Review with management, external auditors and internal auditors the adequacy of the Company's internal accounting controls and procedures.

      Inquire about internal control recommendations made by internal and external auditors and whether they have been implemented by management.

    (b)
    FINANCIAL REPORTING

      Review reports prepared by management and by the external auditors of significant accounting and financial reporting issues and judgments and their impact on the financial statements.

      Review periodically with the internal and external auditors significant risks and exposures and the plans to monitor, control and minimize such risks and exposures.

A–1

      Review significant changes to the Company's auditing and accounting practices as suggested by the internal and external auditors or management and discuss them on a timely basis.

      Meet with management and the external auditors to review and discuss the annual audited financial statements and the results of the audit.

      Review with management interim financial statements, and require the external auditors to review the financial information included in the Company's interim financial statements prior to filing its Form 10-Q Reports.

    (c)
    COMPLIANCE

      Periodically obtain reports from management, auditors, general counsel, tax advisors or any regulatory agency regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements.

      Review the effectiveness of the policies and procedures for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any reporting deficiencies, fraudulent acts or accounting irregularities.

    (d)
    INTERNAL AUDIT

      Review the activities, structure resources, qualifications and effectiveness of the internal audit function, and the performance of the director of internal audit.

    (e)
    EXTERNAL AUDIT

      Review the external auditors' proposed audit scope and approach;

      Review with the external auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Company's response to that letter, including:

      Any difficulties encountered, or restrictions on the scope of activities or access to required information;

      Any changes required in the planned scope of the internal audit; and

      Any recommendations made by the external auditors as a result of the audit.

      Discuss the matters required to be discussed by Statement of Auditing Standards No. 61 as it may be modified or supplemented from time to time ("SAS 61").

      Review and evaluate the annual engagement proposal for retention of the external auditors and performance and level of fees to be paid to the external auditors.

      Exercise the ultimate authority and responsibility, along with the Board, to select, evaluate and, where appropriate, replace the external auditor (or to nominate the external auditors to be proposed for shareholder approval in any proxy statement).

A–2

      Obtain from the external auditors on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, in accordance with Independence Standards Board No. 1.

      Actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and recommend that the Board take appropriate action in response to the external auditors' report to satisfy itself of the outside auditors' independence.

    (f)
    REPORTING RESPONSIBILITIES

      Regularly report to the Board on the Committee's activities and make appropriate recommendations.

      Prepare for inclusion in the proxy statement the disclosures about the Committee and its functioning required under applicable SEC rules.

      Annually review and (if appropriate) update the charter, subject to Board approval of changes.

    (g)
    OTHER RESPONSIBILITIES

      Meet with the external auditors, internal auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

5.  MEETINGS

    (a)
    FREQUENCY

      The Committee shall hold regular meetings on such days as it shall determine at least four times per year. Special meetings of the Committee will be held at the request of the Chairperson of the Committee or any two other Committee members. Minutes shall be regularly kept of Committee proceedings.

    (b)
    AGENDA

      Prior to each regularly scheduled meeting, the Committee members will receive notice of and an agenda for the meeting. Other topics for discussion may be introduced at the meeting or by notice to the Chairperson at the request of any Committee member.

    (c)
    ATTENDANCE

      The Committee may regularly or from time-to-time ask corporate officers and other employees of the Company to attend the meetings.

    (d)
    PROCEDURES

      The Committee may adopt rules for its meetings and activities. In the absence of any such rules, the Committee actions shall be governed by the Company's Bylaws and applicable law, as applicable to Board meetings and activities. In all cases, a quorum of the Committee shall be a majority of the persons then serving as members of the Committee.

6.  OUTSIDE ASSISTANCE. The Committee shall have the authority to request and receive access to any internal or external information it requires to fulfill its duties and responsibilities. The Committee is authorized to engage such outside professional or other services as in its discretion it deems necessary to fulfill its responsibilities.

A–3

Los Angeles Area Freeway System

N
W
E
S
405
101
5
10
60
110
710
105
91
605
55
215
15
Santa Monica
LAX
El Segundo
Downtown Los Angeles
Long Beach
Newport Beach
San Clemente
Corona
Riverside
Lake Elsinore
Temecula
HEXFET America
See Insert
To San Diego
HEXFET America
Business Park Dr.
Front St.
Rancho California Road
I –15 to Rancho California Road exit, turn west at off ramp
Cross intersection of Front St.
Enter Rancho California Business Park, turn right at Business Park Drive to HEXFET America building on left

Please mark your votes as indicated in this example	/X/
		VOTE FOR all nominees listed below	VOTE WITHHELD from all nominees			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: 01 George Krsek. 02 Jack O. Vance.	/ /	/ /	2.	Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company to serve for fiscal year 2002.	/ /	/ /	/ /
					The Board of Directors of International Rectifier Corporation recommends that Stockholders vote FOR each of the proposals.
VOTE WITHHELD from the following nominee(s)					This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made on a matter, this proxy will be voted FOR that matter.
					PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Stockholder	Dated	, 2001

This Proxy Must be Signed Exactly as Name Appears Hereon. Executors, administrators, trustees, etc., should give full title as such. If signer is a corporation, please sign full corporate name by the duly authorized officer.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT TO THE COMPANY

PLEASE SIGN AND RETURN YOUR PROXY BY
TEARING OFF THE TOP PORTION OF THIS SHEET
AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE

INTERNATIONAL RECTIFIER CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting November 19, 2001

    The undersigned hereby constitutes and appoints Eric Lidow and Gerald A. Koris, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of International Rectifier Corporation to be held at the HEXFET America facility of the Company, 41915 Business Park Drive, Temecula, California, at 10:00 a.m., Pacific Standard Time, on the 19th day of November, 2001 and at any adjournment thereof, on all matters coming before said meeting.

FOLD AND DETACH HERE

QuickLinks

SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 19, 2001
PROXY STATEMENT
SECURITY OWNERSHIP
ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE COMPENSATION
Summary Compensation Table—Annual Compensation
OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES AND YEAR-END VALUE TABLE Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
STOCK PRICE PERFORMANCE
ACCOUNTANTS' FEES
INDEPENDENT ACCOUNTANTS (Proposal 2)
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS FOR 2002
MISCELLANEOUS
Appendix A
AUDIT COMMITTEE CHARTER